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                                                                   EXHIBIT 3.2.2

                                 AMENDMENT NO. 2
                                       TO
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            HERITAGE OPERATING, L.P.


                  This Amendment No. 2 (this "Amendment") to the Amended and Restated Agreement of Limited Partnership of Heritage Operating, L.P., a Delaware limited partnership (the "Partnership"), dated as of June 27, 1996 and amended as of August 10, 2000 (as so amended, the "Partnership Agreement"), is entered into effective as of February 4, 2002 by Heritage Holdings, Inc., a Delaware corporation ("HHI"), as the general partner of the Partnership, Heritage Propane Partners, L.P., a Delaware limited partnership (the "MLP"), as a limited partner of the Partnership, and U.S. Propane, L.P., a Delaware limited partnership ("U.S. Propane"), as a limited partner and the successor general partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

                                    RECITALS

         WHEREAS, this Amendment has been approved by the requisite vote of the Partners of the Partnership and the MLP;

         NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

         SECTION 1. CONVERSION TRANSACTIONS. The following transactions shall occur immediately after execution hereof:

         1. The 1.0101% Limited Partner Partnership Interest in the Partnership owned by U.S. Propane will be converted into a 1.0101% General Partner Partnership Interest in the Partnership and U.S. Propane will be admitted as a successor General Partner of the Partnership.

         2. Upon the contribution by HHI of its 1.0101% General Partner Partnership Interest in the Partnership to the MLP in exchange for 162,913 Common Units, the MLP will be admitted as a successor General Partner of the Partnership and HHI will withdraw as a General Partner of the Partnership.

         3. The 1.0101% General Partner Partnership Interest in the Partnership owned by the MLP will be converted into a 1.0101% Limited Partner Partnership Interest in the Partnership and the MLP will withdraw as a General Partner of the Partnership.

         SECTION 2. INAPPLICABILITY OF SECTION 11.3. The provisions of Section
11.3 (other than Section 11.3(b)) shall not be applicable to the withdrawal of HHI as a general partner of the Partnership and the only amounts due to HHI for its Partnership Interest shall be as set forth in



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this Amendment and Amendment No. 3 to the Amended and Restated Agreement of
Limited Partnership of the MLP.

         SECTION 3. ASSUMPTION OF GENERAL PARTNER RIGHTS AND DUTIES. U.S. Propane hereby agrees to assume the rights and duties of the General Partner under the Partnership Agreement.

         SECTION 4. RATIFICATION OF PARTNERSHIP AGREEMENT. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

         SECTION 5. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         SECTION 6. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.



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         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                  GENERAL PARTNER:


                                       Heritage Holdings, Inc.


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------



                                  LIMITED PARTNERS:

                                       Heritage Propane Partners, L.P.


                                       By: Heritage Holdings, Inc.,
                                           its general partner

                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------



                                       U.S. Propane, L.P.

                                       By: U.S. Propane, L.L.C.
                                           its general partner


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------


                                       U.S. PROPANE, L.P.

                                       By: U.S. Propane, L.L.C.
                                           its general partner


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------



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